UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  July 7, 2008
Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	0-27918	13-3070826
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

2511 Garden Road		93940
Building A, Suite 200		(Zip Code)
Monterey, California
(Address of principal executive offices)
(831) 642-9300
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02 Unregistered Sales of Equity Securities
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 3.1
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4

Item 1.01 Entry into a Material Definitive Agreement
On July 7, 2008, Century Aluminum Company (“Century”) and Glencore Ltd. agreed to terminate forward financial sales contracts for the years 2006 through 2010 and 2008 through 2015, respectively (“Financial Sales Contracts”) upon the payment by Century to Glencore Ltd. of $730.2 million and upon the issuance by Century to Glencore Investment Pty Ltd of 160,000 shares of a non-voting Series A Convertible Preferred Stock. Glencore Investment Pty Ltd is an affiliate of Glencore International AG, the beneficial owner of approximately 28.5% of our issued and outstanding common stock. In connection with this transaction, Glencore has agreed to certain limitations on its ability to acquire additional shares of our common stock and may not increase its voting interest in Century above 28.5% until April 7, 2009 and above 49% of our voting power until January 7, 2010. Under the terms of this transaction, Glencore has also agreed to forego or restrict certain actions, including unsolicited business combination proposals, tender offers, proxy contests and sales of its preferred shares for a limited period of time. We have given Glencore registration rights whereby we have agreed from time to time, subject to certain restrictions, to register the offer and sale of the common stock into which its shares of Series A Convertible Preferred Stock are convertible with the SEC.

The termination of the Financial Sales Contracts with Glencore Ltd. is governed by the following principal agreements and documents, all of which are dated July 7, 2008.
Termination Agreement
This agreement provides for the termination of the Financial Sales Contracts with Glencore upon the payment by Century to Glencore of $730.2 million and upon the issuance by Century to an affiliate of Glencore of 160,000 shares of Series A Convertible Preferred Stock pursuant to the Stock Purchase Agreement. Of the cash payment, Century has deferred payment of $505.2 million until August 31, 2008. If Century fails to pay this deferred amount by such date, Century is required to make minimum monthly payments of $25 million, commencing September 1, 2008 and continuing until December 31, 2009. The deferred amount will accrue interest at the rate of LIBOR plus 2.50 percent per annum. In addition, Century must apply the net proceeds received from any public or private offering of debt or equity securities (other than issuances of securities in any business combination transaction or pursuant to employee benefit plans or arrangements, or to the extent that net proceeds are used to finance the acquisition of any plant, equipment or other property or to refinance existing indebtedness) to the prepayment of the unpaid deferred amount. Century may prepay the deferred amount at any time without penalty.
Stock Purchase Agreement

In partial consideration for the termination of the Financial Sales Contracts under the Termination Agreement, we have agreed to issue to an affiliate of Glencore 160,000 shares of our Series A Convertible Preferred Stock, a new class of preferred stock authorized by our Board of Directors. We valued the shares of Series A Convertible Preferred Stock at $6,115 per share, based on the closing price of our common stock into which the shares of Series A Convertible Preferred Stock are convertible on the date of purchase, as reported by the Nasdaq Global Select Market. The rights, preferences and privileges of the Series A Convertible Preferred Stock are described in Item 5.03 of this Current Report on Form 8-K, which is incorporated by reference herein.
Standstill and Governance Agreement

As a part of our issuance of the Series A Convertible Preferred Stock, Glencore has agreed to refrain from taking certain actions.

Acquisition of Additional Voting Securities.  Except for limited circumstances set forth in the agreement, Glencore may not acquire more than 28.5% of our voting securities for a period ending April 7, 2009. Between April 8, 2009 and January 7, 2010, Glencore may not acquire more than 49% of our voting securities.

Restrictions on Certain Actions.  For a period ending April 7, 2009, Glencore may not take the following actions, which restrictions will lapse upon a third party exchange or tender offer, as described above under the caption “Acquisition of Additional Voting Securities”:

•	seek to elect members of our board (other than one director nominated by Glencore under the agreement) or seek to remove any such member or withhold approval for such member;

•	submit or cause others to submit stockholder proposals;

•	other than as permitted under the agreement, submit business combination proposals or seek to control us or our board or encourage or support others to do so;

•	except as permitted by the agreement, publicly announce any business combination proposal;

•	solicit proxies in opposition or otherwise oppose any board recommendation;

•	form or join any group relating to our securities; or

•	take other similar actions.

Business Combination Proposals.  Until April 8, 2009, Glencore may not submit business combination proposals to our board unless in writing and delivered to a committee of independent directors in a manner which does not require public disclosure, or invited to do so by our committee of independent directors; thereafter, until termination of this agreement, Glencore may submit such proposals, provided that any such proposal has to be approved by our independent directors before it can be adopted.

Board Nominees.  Glencore may submit to our board one Class I nominee to stand for election to our board of directors. Inclusion of such nominee is subject to the consent of a majority of the members of our nominating committee, subject to the reasonable exercise of the fiduciary duties of such members.

Voting.  Other than with respect to its nominee, Glencore must vote its shares of our common stock for other nominees for election to our board of directors proportionally with our other stockholders until April 8, 2009. In all other matters, Glencore may vote its shares of our common stock in its sole discretion.

Termination.  The right of Glencore to nominate one nominee to our board of directors will terminate if Glencore holds less than 10% of our equity securities for a period of three continuous months. The restrictions on Glencore’s ability to vote, acquire additional equity securities and take other actions prohibited by the Standstill and Governance Agreement will terminate at the earliest of the following: (A) Glencore holds less than 10% of our equity securities for a period of three continuous months, (B) the consummation of a business combination or tender or exchange offer, (C) January 7, 2010, and (D) a third party acquires 20% or more of our voting securities and we do not adopt a stockholder rights plan in response to such acquisition.
Registration Rights Agreement

We have granted Glencore registration rights with respect to shares of our common stock into which the Series A Convertible Preferred Stock may be converted. The shares of Series A Convertible Preferred Stock convert into shares of our common stock if sold by Glencore in a widely-distributed registered public offering under the Securities Act of 1933, as amended.

We have agreed to register such offerings no more frequently than once every nine months, in minimum offerings of $100 million, and not more than six offerings in total. In these offerings, the parties have agreed to bear their own expenses. Glencore may also participate in any of our public offerings as a selling shareholder, subject to customary rights to limit the number of shares Glencore may sell in such an offering. We may also defer Glencore’s right to register and sell shares according to customary time limits. We have also provided Glencore with customary indemnification rights in connection with such offerings.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
In response to this Item 2.03, the text under the caption “Termination Agreement” from Item 1.01 of this Form 8-K is incorporated by reference.
Item 3.02 Unregistered Sales of Equity Securities.
As disclosed under Item 1.01 above, in partial consideration for the termination of the swap contracts under the Termination Agreement and pursuant to the Stock Purchase Agreement, Century has agreed to issue to Glencore 160,000 shares of Century’s Series A Convertible Preferred Stock, a new class of non-voting preferred stock authorized by Century’s Board of Directors. As disclosed under Item 1.01 above, we granted to Glencore registration rights with respect to shares of our common stock into which the Series A Convertible Preferred Stock may be converted.
Century relied upon Section 4(2) of the Securities Act to exempt from the registration requirements of the Securities Act the issuance of the Series A Convertible Preferred Stock (and the shares of our Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock) to Glencore.
The description of the conversion and other rights of the Series A Convertible Preferred Stock set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As disclosed under Items 1.01 and 3.02 above, in partial consideration for the termination of the swap contracts under the Termination Agreement and pursuant to the Stock Purchase Agreement, Century has agreed to issue to Glencore 160,000 shares of Century’s Series A Convertible Preferred Stock, a new class of preferred stock authorized by Century’s Board of Directors.
The rights, preferences and privileges of the Series A Convertible Preferred Stock are governed by the Certificate of Designation which we filed with the Delaware Secretary of State on July 7, 2008. The number of shares of our Series A Convertible Preferred Stock authorized to be issued and outstanding, as of July 7, 2008, was 160,000. All shares of Series A Convertible Preferred Stock are held by Glencore or its affiliates. Subject to certain exceptions, Glencore is prohibited from transferring these preferred shares other than to an affiliate. The principal terms of the Series A Convertible Preferred Stock are as follows:

Dividend Rights.  So long as any shares of our Series A Convertible Preferred Stock are outstanding, we may not pay or declare any dividend or make any distribution upon or in respect of our common stock or any other capital stock ranking on a parity with or junior to the Series A Convertible Preferred Stock in respect of dividends or liquidation preference, unless we, at the same time, declare and pay a dividend or distribution on the shares of Series A Convertible Preferred Stock (a) in an amount equal to the amount such holders would receive if they were the holders of the number of shares of our common stock into which their shares of Series A Convertible Preferred Stock are convertible as of the record date fixed for such dividend or distribution, or (b) in the case of a dividend or distribution on other capital stock ranking on a parity with or junior to the Series A Convertible Preferred Stock in such amount and in such form as (based on the determination of holders of a majority of the Series A Convertible Preferred Stock) will preserve, without dilution, the economic position of the Series A Convertible Preferred Stock relative to such other capital stock.

Voting Rights.  The Series A Convertible Preferred Stock generally has no voting rights except for limited situations provided for in the Certificate of Designation, and as otherwise required by law.

Liquidation Rights.  Upon any liquidation, dissolution or winding-up of Century, the holders of shares of Series A Convertible Preferred Stock are entitled to receive a preferential distribution of $0.01 per share out of the assets available for distribution. In addition, upon any liquidation, dissolution or winding-up of Century, whether voluntary or involuntary, if our assets are sufficient to make any distribution to the holders of the common stock, then the holders of shares of Series A Convertible Preferred Stock are also entitled to share ratably with the holders of common stock, any stock that ranks on parity with the common stock in respect of liquidation preference, and any other stock that is otherwise entitled to share ratably with the common stock in the distribution of assets in liquidation, in the distribution of Century’s assets (as though the holders of Series A Convertible Preferred Stock were holders of that number of shares of common stock into which their shares of Series A Convertible Preferred Stock are convertible). However, the amount of any such distribution will be reduced by the amount of the preferential distribution received by the holders of the Series A Convertible Preferred Stock.

Transfer Restrictions.  Except for certain permitted encumbrances by lenders and other pledgees, Glencore is prohibited from transferring shares of Series A Convertible Preferred Stock to any party other than an affiliate who agrees to become bound by the Standstill and Governance Agreement described above under the caption “Standstill and Governance Agreement.” Under certain circumstances Glencore may sell the shares of common stock underlying the Series A Convertible Preferred Stock as described below under the caption “Automatic Conversion.”

Automatic Conversion.  The Series A Convertible Preferred Stock automatically converts, without any further act of Century or any holders of Series A Convertible Preferred Stock, into shares of common stock, at a conversion ratio of 100 shares of common stock for each share of Series A Convertible Preferred Stock, upon the occurrence of any of the following automatic conversion events:

•	If we sell or issue shares of common stock or any other stock that votes generally with our common stock, or the occurrence of any other event, including a sale, transfer or other disposition of common stock by Glencore, as a result of which the percentage of voting stock held by Glencore decreases, an amount of Series A Convertible Preferred Stock will convert to common stock to restore Glencore to its previous ownership percentage;

•	If shares of Series A Convertible Preferred Stock are transferred to an entity that is not an affiliate of Glencore, the Series A Convertible Preferred Stock will convert to shares of our common stock, provided that such transfers may only be made pursuant to an effective registration statement under, and otherwise in accordance with, the Registration Rights Agreement, as described in greater detail above under the caption “Registration Rights Agreement”;

•	Upon a sale of Series A Convertible Preferred Stock by Glencore in compliance with the provisions of Rule 144 under the Securities Act of 1933, as amended, and in a transaction in which the shares of Series A Convertible Preferred Stock and our common stock issuable upon the conversion thereof are not directed to any purchaser; and

•	Immediately prior to and conditioned upon the consummation of a merger, reorganization or consolidation to which we are a party or a sale, abandonment, transfer, lease, license, mortgage, exchange or other disposition of all or substantially all of our property or assets, in one or a series of transactions where, in any such case, all of our common stock would be converted into the right to receive, or exchanged for, cash and/or securities, other than any transaction to which the Series A Convertible Preferred Stock will be redeemed, as described in greater detail below under the caption “Right of Redemption.”

Optional Conversion.  Glencore has the option to convert the Series A Convertible Preferred Stock in a tender offer or exchange offer in which a majority of the outstanding shares of our common stock have been tendered by the holders thereof and not duly withdrawn at the expiration time of such tender or exchange offer, so long as the Series A Convertible Preferred Stock is tendered or exchanged in such offer.

Stock Combinations; Adjustments.  If, at any time while the Series A Convertible Preferred Stock is outstanding, Century combines outstanding common stock into a smaller number of shares, then the number of shares of common stock issuable on conversion of each share of Series A Convertible Preferred Stock will be decreased in proportion to such decrease in the aggregate number of shares of common stock outstanding.

Redemptions or Repurchases of Common Stock.  We may not redeem or purchase our common stock or any other class of our capital stock on parity with or junior to Series A Convertible Preferred Stock unless we redeem or purchase, or otherwise make a payment on, a pro rata number of shares of the Series A Convertible Preferred Stock. These restrictions do not apply to our open market repurchases or our repurchases pursuant to our employee benefit plans.

Right of Redemption.  The Series A Convertible Preferred Stock will be redeemed by Century if any of the following events occur (at a redemption price based on the trading price of our common stock prior to the announcement of such event) and Glencore votes its shares of our common stock in opposition to such events:

•	We propose a merger, reorganization or consolidation, sale, abandonment, transfer, lease, license, mortgage, exchange or other disposition of all or substantially all of our property or assets where any of our common stock would be converted into the right to receive, or exchanged for, assets other than cash and/or securities traded on a national stock exchange or that are otherwise readily marketable, or

•	We propose to dissolve and wind up and assets other than cash and/or securities traded on a national stock exchange or that are otherwise readily marketable are to be distributed to the holders of our common stock.
              The foregoing summary does not purport to be complete. This summary is subject to, and is qualified in its entirety by, the complete text of the Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock a copy of which is attached as an exhibit to this report and is incorporated by reference.
Item 9.01.  Financial Statements and Exhibits
     (d)  Exhibits
     The following exhibits are being furnished with this report pursuant to Items 1.01, 2.03, 3.02 and 5.03:

Exhibit Number	Description

3.1	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of Century Aluminum Company, dated July 7, 2008

10.1	Termination Agreement, between Century Aluminum Company and Glencore, Ltd., dated July 7, 2008

10.2	Stock Purchase Agreement, between Century Aluminum Company and Glencore Investment Pty Ltd, dated July 7, 2008

10.3	Standstill and Governance Agreement, between Century Aluminum Company and Glencore AG, dated July 7, 2008

10.4	Registration Rights Agreement, between Century Aluminum Company and Glencore Investment Pty Ltd, dated July 7, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY

Date:	July 8, 2008	By:	/s/ William J. Leatherberry

			Name:	William J. Leatherberry
			Title:	Vice President, Assistant General Counsel and Assistant Secretary

Exhibit Index

Exhibit Number	Description

3.1	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of Century Aluminum Company, dated July 7, 2008

10.1	Termination Agreement, between Century Aluminum Company and Glencore, Ltd., dated July 7, 2008

10.2	Stock Purchase Agreement, between Century Aluminum Company and Glencore Investment Pty Ltd, dated July 7, 2008

10.3	Standstill and Governance Agreement, between Century Aluminum Company and Glencore AG, dated July 7, 2008

10.4	Registration Rights Agreement, between Century Aluminum Company and Glencore Investment Pty Ltd, dated July 7, 2008